UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2009

CMR Mortgage Fund II, LLC

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-52903 (Commission File Number)	20-0671528 (IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California (Address of principal executive offices)		94105 (Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2009, it was decided that, as part of a company-wide downsizing, the positions of Chief Executive Officer and Chief Financial Officer will be eliminated and that  James Gala, the Chief Executive Officer and Chief Financial Officer of  California Mortgage and Realty, Inc., the manager  (the “Manager”) of CMR Mortgage Fund II, LLC (the “Fund”), will leave the Manager on or before March 31, 2009. At the time of Mr. Gala’s departure, the Manager will have only one executive officer, David Choo, its President and sole director, such that with Mr. Gala’s departure Mr. Choo will effectively assume the functions of principal executive officer, principal financial officer and principal accounting officer.  Information with respect to Mr. Choo’s business experience and transactions between Mr. Choo, the Manager and the Fund have been previously reported by the Fund in its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc., its Manager

Date: January 23, 2009	By:	/s/David Choo
Name: David Choo
Title: President